IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
                    COUNTY DEPARTMENT, CHANCERY DIVISION



 PEOPLE OF THE STATE OF ILLINOIS, ex rel. MARK BOOZELL, DIRECTOR OF INSURANCE OF THE STATE OF ILLINOIS,



 Plaintiffs,



 CORONET INSURANCE COMPANY, an Illinois
 Domestic Stock, Property and Casualty Insurance
 Company,



 Defendant.



 NO: 96 CH 13422



                        AGREED ORDER OF LIQUIDATION
                        WITH A FINDING OF INSOLVENCY



     THIS CAUSE COMING ON TO BE HEARD upon the Verified Complaint For

 Liquidation, filed herein by the PEOPLE OF THE STATE OF ILLINOIS upon the relation of MARK BOOZELL, Director of Insurance of the State of Illinois,

 seeking an order authorizing and directing the Director of Insurance to take possession and control of the property, books, records, accounts,

 assets, business and affairs of CORONET INSURANCE COMPANY, and to liquidate its assets pursuant to the provisions of Article XIII of the

 Illinois INSURANCE CODE (hereinafter the "Code"), 215 ILCS 5/187, ET SEQ.,

 and further to protect the interests of Coronet Insurance Company's policyholders and creditors, and of the public; the Court having jurisdiction over the parties hereto and the subject matter hereof; the

 Court having reviewed the pleadings filed herein and having considered arguments of counsel thereon, and the Court then being otherwise advised in the premises, and for good cause appearing therefore;



 THE COURT FINDS:

     I    That the Relator, Mark Boozell, is the Director of Insurance of

 the State of Illinois (hereinafter "Director") and, as such, is charged under 215 ILCS 5/401 and 20 ILCS 1405/56 with the rights, powers and duties appertaining to the enforcement and execution of all of the insurance laws of the State of Illinois.





     2.   That the Defendant, Coronet Insurance Company (hereinafter

 "Coronet") is a stock, property and casualty insurance company organized under and existing by virtue of the laws of the State of Illinois, having its principal place of business in the City of Chicago, County of Cook,

 State of Illinois, and is authorized to transact the kinds of insurance in the State of Illinois as set forth by 215 ILCS 5/9 and, as such, is a domestic company as defined by 215 ILCS 5/2(f).





     3.   That, pursuant to Section 190 of the Code, 215 ILCS 5/190, the facts stated in the Complaint and the Exhibit(s) thereto are to be taken as prima facie evidence of the facts therein recited, and no evidence to the contrary having been offered, the Court finds therefrom as follows:



 (a) That for the reasons stated in the record herein, sufficient cause exists under Section 188 of the Code, 215 ILCS 5/188, for the entry of an order of liquidation against the Defendant, Coronet, based upon, without limitation, the following facts and circumstances:



     (I)  the Defendant, Coronet, is Insolvent;


     (ii) the Defendant, Coronet, is found to be in such condition that its further transaction of business would be hazardous to its policyholders, or to its creditors, or to the public;


     (iii) the Defendant, Coronet, is found to be in such condition that it could not meet the requirements for organization and authorization as required by law;


     (iv) the Defendant, Coronet, has consented by a majority of its directors to the entry of this Order of Liquidation With a Finding of Insolvency.



     (b)    That the Director has determined that a successful

 rehabilitation of Coronet is not feasible.



     (c)  That it is in the best interest of the Defendant, Coronet, its policyholders, creditors, and the public that it be placed into liquidation in accordance with the provisions of Article XIII of the Code,

 SUPRA.



     (d)  That, by the entry of this Order of Liquidation With a Finding of

 Insolvency, the protection of the Illinois Insurance Guaranty Fund and/or the protection of similar organizations in any other state, as defined by their respective statutory provisions, are implemented effective upon the date of the entry of this Order.





     IT IS, THEREFORE, ORDERED, ADJUDGED AND DECREED:





     A.   That sufficient cause exists for the entry of an order of

 liquidation with a finding of insolvency against the Defendant, Coronet,

 and that this Order of Liquidation be and the same is hereby entered as,

 to and against Coronet Insurance Company, with a finding of insolvency;



     B.   That Mark Boozell, Director of Insurance of the State of

 Illinois, and his successors in office, be and the same are hereby appointed as Liquidator of the Defendant, Coronet (hereinafter "Director"

 or "Liquidator"), and are hereby authorized and directed to take immediate possession and control of the property, books, records, accounts, business and affairs, and all other assets of Coronet, and of the premises occupied by Coronet for the transaction of its business, and to marshall and liquidate the assets, business and affairs of Coronet pursuant to the provisions of Article XIII of the ILLINOIS INSURANCE Code, 215 ILCS 5/187,

 ET SEQ.; and to take such further action as the nature of the cause and the interests of Coronet, its policyholders, creditors and stockholders,

 or the general public may require, subject to the further orders of this

 Court; further, that the Director is hereby vested, as Liquidator, with title to all property, assets, contracts and rights of action of the

 Coronet, and that he is hereby authorized to deal with the property,

 assets, business and affairs of Coronet, and to sue and defend for

 Coronet, or for the benefit of Coronet's policyholders and creditors, in the courts in his name as the Liquidator of Coronet, or in the name of

 Coronet;





     C.   That the Defendant, Coronet, its directors, officers, trustees,

 agents, servants, representatives, employees, affiliated companies and all other persons and entities, are hereby directed and ordered to give immediate possession and control to the Liquidator of all property, books,

 records, accounts, business and affairs, and all other assets of the

 Defendant, Coronet, and of any and all premises occupied by the Defendant,

 Coronet, for the transaction of its business;





     D.   That all agents, accountants, auditors and attorneys of the

 Defendant, Coronet, are hereby ordered to deliver to the Director copies of all documents, records and files in their possession or under their control concerning or relating to the Defendant, Coronet, and to provide the Director with such information as he may require concerning any and all business and/or professional relationships between them and the

 Defendant, Coronet, and concerning any and all activities, projects, jobs and the like undertaken and/or performed by them at the request of

 Coronet, or Coronet's officers, directors, agents, servants,

 representatives and/or employees, or which Coronet is, or may be, entitled to as the result of its relationship with such agents, accountants,

 auditors and attorneys;





     E.   That the Defendant, Coronet, its directors, officers, agents,

 employees, representatives and servants, and all other persons and entities, are hereby restrained and enjoined from further transacting the business of Coronet, or dealing with, or disposing of, the property or assets of Coronet, whether real, personal or mixed, without the express written consent of the Liquidator; or doing, or permitting to be done, any action which might waste or conceal the property or assets of Coronet,

 until further order of this Court;





     F.   That the Director, as Liquidator, is hereby vested with the rights, title and interest in all funds recoverable under treaties,

 contracts and agreements of reinsurance heretofore entered into by or on behalf of Coronet as the ceding insurer, and that all reinsurance companies involved with Coronet are hereby restrained and enjoined from making any settlements with any claimant or policyholder of Coronet, or any other person, other than the Director as Liquidator, except with the written consent of the Director;





     G.   That all contracts, treaties and agreements of reinsurance wherein Coronet was, or is, the assuming or retrocessional reinsurer are hereby cancelled on a "cut off' basis, such cancellation to be effective upon the date of the entry of this Order; further, that all other treaties, contracts and agreements of reinsurance, wherein Coronet is the ceding company, shall remain in full force and effect pending a determination and recommendation by the Director as to when, and upon what terms, cancellation is appropriate;





     H.   That all banks, brokerage houses, financial institutions and all other persons, companies or entities, having in their possession accounts or any other assets which are, or may be, the property of the Defendant,

 Coronet, are hereby directed and ordered to immediately turn over and deliver the possession and control of all such accounts and assets to the

 Liquidator; and said banks, brokerage houses, financial institutions and all other persons, companies and entities are hereby restrained and enjoined from disbursing or disposing of said accounts or assets, without the written approval of the Liquidator; and all such persons, companies and entities are further enjoined and restrained from disposing of, or destroying, any records pertaining to any business transactions between the Defendant, Coronet, and all such banks, brokerage houses, financial institutions and any other persons, companies or entities having done business, or doing business, with the Defendant, Coronet, without the express consent of the Liquidator, or until further order of this Court;



     I.   That all agents and brokers of the Defendant, Coronet, and their respective agents, employees, representatives and servants, and all other persons and entities, are hereby restrained and enjoined from returning any premium, earned or unearned, or any other money in their possession,

 or under their control, collected in connection with policies, contracts,

 certificates or treaties of insurance or reinsurance previously issued, or to be issued, by Coronet to policyholders or others, and said agents and brokers, and their respective agents, employees, representatives and servants, arid all other persons and entities, are hereby directed to immediately turn over all such funds in their possession, or under their control, or to which they may hereafter acquire possession or control, to the Liquidator, in gross and not net of any commissions which may be due thereon, subject to the provisions of 215 ILCS 5/206, until further order of this Court;





     J.   That all persons, companies and entities are hereby restrained and enjoined from bringing, asserting or further prosecuting, any claim,

 action or proceeding, at law or in equity or otherwise, whether in this

 State or elsewhere, against the Defendant, Coronet, or its property or assets, or the Director as its Liquidator, except insofar as those claims,

 actions or proceedings arise in or are brought in these liquidation proceedings; from obtaining, asserting or enforcing preferences,

 judgments, attachments, or other like liens or encumbrances, including common law retaining liens, or the making of any levy against the

 Defendant, Coronet, or its property and assets while in the possession and control of the Director; from interfering, in any way, with the Director's conduct of the liquidation of Coronet; and from interfering, in any way,

 with the Liquidator in his right, title and interest to, and possession and control of, the property, books, records, accounts, premises and all other assets of the Defendant, Coronet, until further order of this Court;





     K.   That all persons, companies and entities, including policyholders of Coronet, and all persons asserting claims against such policyholders,

 are hereby restrained and enjoined from instituting or pursuing any action or proceeding in any court or before any administrative agency, including boards and commissions administering worker's compensation or occupational diseases or similar laws of the State of Illinois, or of any other state or of the United States, which seek in any way, directly or indirectly, to contest or interfere with the Director's exclusive right, title, and interest to funds recoverable under treaties and agreements of reinsurance heretofore entered into by or on behalf of Coronet as the ceding insurer;





     L.   That the rights and liabilities of Coronet, and of its

 policyholders, creditors, and stockholders, and of all other persons interested in Coronet's property or assets are hereby fixed as of the date of the entry of this Order of Liquidation, except as provided in Paragraph

 (M) herein, or as may otherwise be provided by further order of this

 Court;





     M.   That all direct policies and/or certificates of insurance

 heretofore issued by Coronet are hereby cancelled upon the following terms:



          1 .  All direct policies and/or certificates of insurance which may give rise to "covered claims", as defined in Sections 534.3 and 537.2 of the Code, 215 ILCS 5/554.3 and 5/537.2, of the Illinois Insurance

 Guaranty Fund or which may give rise to "covered claims" of a similar organization in any other state, as defined by the provisions of such similar statute in any such other state, are hereby cancelled:





               (a)  At 12:01 a.m., local time of the insured or

 policyholder of any such direct policy and/or certificate of insurance,

 thirty-one (31) days after the date this Order of Liquidation is entered;

 or





               (b)  Upon the expiration date of any such direct policy

 and/or certificate of insurance, if the expiration date is less than thirty-one (31) days after the date of the entry of this Order of

 Liquidation; or





               (c)  Upon the date the insured or policyholder of any such direct policy and/or certificate of insurance replaces the direct policy and/or certificate of insurance, or on request effects cancellation, if the insured or policyholder does so within thirty-one days after the date of the entry of this Order of Liquidation, whichever is earlier.





     2.   All other direct policies and/or certificates of insurance issued by Coronet are hereby cancelled effective upon the date of the entry of this Order of Liquidation.





     N.   That this Order of Liquidation With a Finding of Insolvency is hereby deemed a final order within the meaning of Illinois Supreme Court

 Rule 307(a)(5), and that there be no just reason for delaying enforcement and/or appeal hereof;





     0.   That the Director's operation of Coronet during the conservation proceeding and all acts taken by the Director and his deputies, agents,

 employees, attorneys, assistants and clerks in connection with such operation, are hereby approved; and further, that the Director is hereby authorized to pay administrative expenses, upon such subsequent approval of this Court as is necessary pursuant to Section 202 of the Code, 215

 ILCS 5/202, including all attorneys' fees, accounting fees, consulting fees, and other administrative expenses incurred during the course of conservation;





     P.   That the Director, as Liquidator, is hereby directed and

 authorized to wind down and terminate Coronet's business and affairs, and to make the continued expenditure of such wages, rents and expenses as he may deem necessary and proper for administration of the liquidation of

 Coronet;





     Q.   That the Director, as Liquidator, is hereby directed to make periodic reports to this Court of the status of Coronet while in liquidation, and the Director, as Liquidator, is further directed to file with this Court, for its consideration, periodic reports of the

 Liquidator's receipts and disbursements of Coronet;





     R.   That the Director, as Liquidator, is hereby authorized to pay,

 from the assets of the Defendant, Coronet, those expenses incurred during the course of the liquidation of Coronet, including but not limited to,

 attorneys' fees, accounting fees and consulting fees, as administrative expenses, pursuant to and in a manner consistent with the provisions of

 Section 202 of the Code, 215 ILCS 5/202;





     S.   That the Director, as Liquidator, is hereby authorized to sell,

 at a reasonable price, any items of personal property of Coronet having a market value of the amount of Twenty Five Thousand ($25,000.00) Dollars,

 or less, without the prior approval of this Court, and the Director, as

 Liquidator, is hereby authorized to abandon or dispose of any items of personal property of Coronet having no sale value whatsoever, without the prior approval of this Court, and that any such sale, abandonment or disposal of the personal property of Coronet shall be reported by the

 Liquidator to this Court in his periodic reports of the receipts and disbursements of Coronet;





     T.   That all costs of these proceedings are hereby taxed and assessed against the Defendant, Coronet;





     U.   That hereafter the caption in this cause and all pleadings filed in this matter shall read:



                     "IN THE MATTER OF THE LIQUIDATION

                       OF CORONET INSURANCE COMPANY"







     V.   That the Order of Conservation, entered by this Court on December

 10, 1996, be and the same is hereby terminated, as to Coronet, effective upon the entry of this Order; and further, that the provisions of said

 Order of Conservation, as they apply to Coronet, are hereby superseded by the provisions of this Order of Liquidation.





     W.   That this Court shall retain jurisdiction in this cause for the purpose of granting such other and further relief as the nature of the cause and the interests of the Defendant, Coronet, its policyholders,

 creditors and stockholders, or of the public, may require.







                         ENTERED:

                         December 24, 1996

                         Lester D Foreman #443

                         Judge Presiding





 James E. Ryan
 Attorney General of Illinois
 Attorney for the PEOPLE OF
 THE STATE OF ILLINOIS



 Roger P. Flahaven
 Andrew N. Levine
 Assistant Attorneys General
 100 West Randolph Street
 Thirteenth Floor
 Chicago, Illinois 60601
 (312) 814-2822
 Attorney Code #99000



 OF COUNSEL:

 Peter G. Gallanis
 Dale A. Coonrod
 Counsel to the Receiver
 222 Merchandise Mart Plaza
 Suite 1450
 Chica@o, Illinois 60654
 (312) 836-9500
 Attorney Code # 16819